Exhibit 99.1
ASGN Incorporated Reports First Quarter 2026 Results
Revenues in line with Guidance Estimates
Successfully Completed Acquisition of Quinnox
Rebranding milestone: Everforth, Inc. launches with new NYSE ticker EFOR effective April 24, 2026

April 22, 2026

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT solutions to the commercial and government sectors, soon to be renamed Everforth, Inc. reported financial results for the quarter ended March 31, 2026.

Highlights

First Quarter 2026
•Revenues were $968.3 million
•Net income was $5.5 million
•Adjusted EBITDA (a non-GAAP measure) was $83.6 million (8.6 percent of revenues)
•Operating cash flows were $18.5 million and Free Cash Flow (a non-GAAP measure) was $9.1 million
•Repurchased 0.8 million shares of the Company's common stock for $39.0 million
•Completed the acquisition of Quinnox Inc. ("Quinnox"), an agile, results-driven digital solutions provider which delivers advanced application and engineering modernization solutions that drive innovation, substantial efficiencies, and cost reductions for its enterprise customers

IT Consulting Metrics
•     Commercial Segment - IT consulting book-to-bill ratio for the trailing-twelve-month period ("TTM") was 1.1 to 1
•     Federal Government Segment - New contract awards for the TTM were $0.8 billion; book-to-bill ratio was 0.7 to 1

Management Commentary

“Revenues for the first quarter of 2026 were $968.3 million, in line with our guidance range. In the Commercial Segment, we achieved year-over-year growth in three out of five industries, including Healthcare, Consumer and Industrial, and TMT, while in the Federal Government Segment, we achieved year-over-year growth in National Security and Other clients. While Adjusted EBITDA margins were below our expectations, we continue to effectively manage our expenses,” said Ted Hanson, Chief Executive Officer of ASGN.

Hanson continued, “As we transition to Everforth, we are building a more integrated operating model that emphasizes higher-value solutions and deeper client relationships. An important milestone in our evolution, we recently welcomed new commercial and federal leadership, enhancing our ability to execute our Next Wave Growth Strategy, while continuing to build on the solid foundation already in place. These leadership investments and the successful acquisition of Quinnox strengthen our ability to support growing client demand for AI-led transformation, scalable delivery, and outcome-oriented solutions across industries. We are making deliberate, disciplined progress toward building a more unified, higher value Everforth.”

First Quarter 2026 Financial Results - Summary

	Three Months Ended
	March 31,		December 31,
(In millions, except per share data)	2026	2025	2025
Revenues
Commercial Segment	$675.5	$672.2	$698.6
Federal Government Segment	292.8	296.1	281.5
Consolidated	$968.3	$968.3	$980.1

Gross Margin
Commercial Segment	31.0%	32.4%	32.6%
Federal Government Segment	19.6%	19.5%	19.9%
Consolidated	27.5%	28.4%	28.9%

Net income	$5.5	$20.9	$25.2
Earnings per diluted share	$0.13	$0.48	$0.59

Non-GAAP Financial Measures
Adjusted Net Income	$28.7	$40.4	$49.2
Adjusted Net Income per diluted share	$0.69	$0.92	$1.15
Adjusted EBITDA	$83.6	$93.6	$107.9
Adjusted EBITDA margin	8.6%	9.7%	11.0%

__________
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the quarter were $968.3 million, flat compared with the first quarter of 2025. Commercial Segment revenues were 70 percent of total revenues and were $675.5 million, up from $672.2 million in the first quarter of 2025. Federal Government Segment revenues were 30 percent of total revenues and were $292.8 million, compared with $296.1 million in the prior-year period.

Commercial Segment revenues increased by $3.3 million, or approximately 0.5 percent, year-over-year. Commercial Segment revenues are categorized into five industries: (i) Consumer and Industrial, (ii) Technology, Media and Telecom ("TMT"), (iii) Financial Services, (iv) Healthcare, and (v) Business Services. The year-over-year revenue increase was mainly attributable to Healthcare, Consumer and Industrial, and TMT clients. The revenue growth in these industries was partially offset by declines in Business Services and Financial Services.

Federal Government Segment revenues decreased by $3.3 million or 1.1 percent, year-over-year. Federal Segment revenues are categorized into four customer types: (i) Defense and Intelligence, (ii) National Security, (iii) Civilian, and (iv) other clients. The year-over-year revenue decline was mainly attributable to Defense and Intelligence and Federal Civilian agencies due to DOGE. The revenue decline in these customer types was partially offset by growth in National Security and other customers.

Gross margin for the first quarter of 2026 was 27.5 percent, a compression of 90 basis points from the first quarter of 2025. Gross margin for the Commercial Segment was 31.0 percent, down 140 basis points year-over-year primarily driven by business mix related to lower-than-expected contribution from some of our higher-margin solutions within the Commercial Segment, as well as changes in foreign exchange rates related to our delivery center in Mexico. Gross margin for the Federal Government Segment was 19.6 percent, up 10 basis points, year over year.
Selling, general, and administrative (“SG&A”) expenses were $224.4 million, compared with $214.5 million in the first quarter of 2025. SG&A expenses included $12.8 million in acquisition, integration, and strategic planning expenses, which were not included in the Company's previously-announced guidance estimates.

Net income was $5.5 million ($0.13 per diluted share), compared with $20.9 million ($0.48 per diluted share) in the first quarter of 2025.

Adjusted EBITDA (a non-GAAP measure) was $83.6 million, or 8.6 percent of revenues ("Adjusted EBITDA margin," a non-GAAP measure), compared with $93.6 million or 9.7 percent of revenues in the first quarter of 2025.

Capital Resources and Allocation

At March 31, 2026, the Company had:
•Cash and cash equivalents of $143.6 million
•Availability of approximately $160.0 million under the Company's $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt, consisting of a Term Loan A facility with outstanding balance of $98.1 million (due 2028) and a Term Loan B facility with outstanding balance of $487.5 million (due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

In March 2026, the Company purchased Quinnox for $290.0 million cash. The Company borrowed under its revolving credit facility to fund the acquisition of Quinnox. In addition, the Company repurchased 0.8 million shares of its common stock for $39.0 million at an average price of $47.69 per share. Approximately $934 million remained available at quarter end for repurchases under the Company's stock repurchase plan.

Second Quarter 2026 Financial Estimates

The Company's financial estimates for the second quarter of 2026, which are set forth below, are based on current market conditions and assume no deterioration in the markets served. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$970.0	$1,000.0
SG&A expenses(1)	226.3	230.8
Amortization of intangible assets(2)	17.3	17.3
Net income	8.0	13.7

Earnings per diluted share	$0.19	$0.33
Gross margin	28.3%	28.7%
Effective tax rate(3)	29.0%	29.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$85.0	$95.0
Adjusted Net Income(4)	$29.7	$36.8
Adjusted Net Income per diluted share(4)	$0.72	$0.90
Adjusted EBITDA margin	8.8%	9.5%
___________
(1) Includes non-cash expenses totaling $28.4 million, comprised of: (i) $15.2 million of stock-based compensation, (ii) $10.6 million of depreciation, and (iii) $2.6 million of amortization related to capitalized cloud-based application implementation costs. Also includes acquisition, integration, and strategic planning expenses of approximately $8.0 million to $10.0 million, related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(2) Sequential increase in amortization of intangibles assets due to Quinnox acquisition included for a full quarter in Q2.
(3) Estimated effective tax rate before any excess tax benefits or shortfall related to stock-based compensation.
(4) Does not include the cash tax savings benefit of the tax deduction received from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.23 per diluted share).

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the first quarter of 2026 and to provide second quarter 2026 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 outside the United States), and the conference ID number is 13758708. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until May 6, 2026. The access number for the replay is 844-512-2921 (+1-412-317-6671 outside the United States for callers outside the United States) and the conference ID number is 13758708. A replay of the webcast will be available at www.asgn.com.

About ASGN Incorporated, transitioning to Everforth, Inc.

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT solutions for commercial and government clients. In November 2025, ASGN announced its intent to rebrand to Everforth, a new parent brand unifying its seven brands — Apex Systems, Creative Circle, CyberCoders, ECS, GlideFast, TopBloc, and Quinnox — under a single identity. This transition will take place on April 24, 2026.

Everforth is a leading technology and digital engineering company with six core solution areas: AI and data, cloud and infrastructure, application and digital engineering, customer experience, cybersecurity, and enterprise platforms. Through proprietary assets, accelerators, and proven expertise, Everforth delivers measurable outcomes that help organizations adapt, innovate, and thrive.

Everforth: Adapt and Thrive.

Learn more at go-everforth.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense, and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train, and retain qualified internal employees, the availability of qualified billable professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to successfully adapt to, integrate, and leverage new and developing technologies, including generative artificial intelligence, our ability to manage our litigation matters, the successful integration of acquisitions, statements related to the Company’s brand transition to Everforth, and other risks detailed from time-to-time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 25, 2026. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Results of Operations:
Revenues	$968.3	$968.3	$980.1
Costs of services	701.7	692.9	696.6
Gross profit	266.6	275.4	283.5
Selling, general, and administrative expenses	224.4	214.5	210.5
Amortization of intangible assets	14.5	14.3	16.8
Operating income	27.7	46.6	56.2
Interest expense	(17.1)	(15.4)	(16.7)
Income before income taxes	10.6	31.2	39.5
Provision for income taxes	5.1	10.3	14.3
Net income	$5.5	$20.9	$25.2

Earnings per share:
Basic	$0.13	$0.48	$0.59
Diluted	$0.13	$0.48	$0.59

Number of shares and share equivalents used to calculate earnings per share:
Basic	41.3	43.7	42.4
Diluted	41.4	44.0	42.6

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$18.5	$16.8	$102.3
Cash used in investing activities	(293.0)	(316.3)	(6.6)
Cash provided by (used in) financing activities	257.6	201.2	(61.2)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$18.5	$16.8	$102.3
Capital expenditures	(9.4)	(10.2)	(8.6)
Free Cash Flow (non-GAAP measure)	$9.1	$6.6	$93.7

	March 31,	December 31,
	2026	2025
Summary Balance Sheet Data:
Cash and cash equivalents	$143.6	$161.2
Working capital	508.4	491.9
Goodwill and intangible assets, net	2,894.2	2,597.0
Total assets	4,027.9	3,677.3
Long-term debt	1,462.2	1,169.4
Total liabilities	2,238.7	1,873.3
Total stockholders’ equity	1,789.2	1,804.0

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Net income	$5.5	$20.9	25.2
Interest expense	17.1	15.4	16.7
Provision for income taxes	5.1	10.3	14.3
Depreciation and other amortization(1)	13.5	11.2	13.3
Amortization of intangible assets	14.5	14.3	16.8
EBITDA (non-GAAP measure)	55.7	72.1	86.3
Stock-based compensation	15.1	13.8	10.9
Software costs write-off(2)	—	4.4	—
Acquisition, integration, and strategic planning expenses(3)	12.8	3.3	10.7
Adjusted EBITDA (non-GAAP measure)	$83.6	$93.6	$107.9

	Three Months Ended
	March 31,		December 31,
	2026	2025	2025
Net income	$5.5	$20.9	$25.2
Software costs write-off(2)	—	4.4	—
Acquisition, integration, and strategic planning expenses(3)	12.8	3.3	10.7
Tax effect on adjustments	(3.3)	(1.9)	(2.8)
Non-GAAP net income	15.0	26.7	33.1
Amortization of intangible assets	14.5	14.3	16.8
Other	(0.8)	(0.6)	(0.7)
Adjusted Net Income (non-GAAP measure)(4)	$28.7	$40.4	$49.2

Per diluted share:
Net income	$0.13	$0.48	$0.59
Adjustments	0.56	0.44	0.56
Adjusted Net Income (non-GAAP measure)(4)	$0.69	$0.92	$1.15

Common shares and share equivalents (diluted)	41.4	44.0	42.6
_________
(1) The three months ended March 31, 2026 include $2.6 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2) Write-off of previously capitalized costs related to software enhancements that will no longer be placed into service.
(3) The three months ended March 31, 2026 include costs related to the acquisition of Quinnox, as well as strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, and ERP implementation.
(4) Does not include the cash tax savings benefit of the tax deduction received for the amortization of goodwill and trademarks of approximately $9.6 million per quarter ($0.23 per diluted share).

FINANCIAL ESTIMATES FOR THE SECOND QUARTER OF 2026
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$8.0	$13.7
Interest expense	19.6	19.6
Provision for income taxes	3.3	5.6
Depreciation and other amortization(2)	13.6	13.6
Amortization of intangible assets	17.3	17.3
EBITDA (non-GAAP measure)	61.8	69.8
Stock-based compensation	15.2	15.2
Acquisition, integration, and strategic planning expenses(3)	8.0	10.0
Adjusted EBITDA (non-GAAP measure)	$85.0	$95.0

	Low	High
Net income(1)	$8.0	$13.7
Acquisition, integration, and strategic planning expenses(3)	8.0	10.0
Tax effect on adjustments	(2.0)	(2.6)
Non-GAAP net income	14.0	21.1
Amortization of intangible assets	17.3	17.3
Other	(1.6)	(1.6)
Adjusted Net Income (non-GAAP measure)(4)	$29.7	$36.8

Per diluted share:
Net income	$0.19	$0.33
Adjustments	0.53	0.57
Adjusted Net Income (non-GAAP measure)(4)	$0.72	$0.90
_______
(1)Does not include acquisition, integration, and strategic planning expenses, or excess tax benefits or shortfall related to stock-based compensation.
(2)Comprised of (i) $10.6 million of depreciation included in SG&A expenses, (ii) $2.6 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.4 million of depreciation included in costs of services.
(3)Includes costs related to strategic initiatives including updates to our go-to market strategy, outsourcing of certain back-office functions, ERP implementation, and costs related to the integration of Quinnox.
(4)Does not include the cash tax savings benefit of the tax deduction received from the amortization of goodwill and trademarks, approximately $9.6 million per quarter ($0.23 per diluted share).

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses on a net of tax basis. The metric is not adjusted by the benefit of the tax deduction associated with the amortization of acquired definite-lived intangible assets as these cash tax savings appropriately reflect the performance of the Company's acquisitions.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Commercial IT consulting book-to-bill ratio is the ratio of the Commercial Segment's IT consulting bookings to associated revenues for a specified period. IT consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations. There is no assurance these bookings will result in future revenues. (In 2025, Commercial IT consulting revenues were 46 percent of Commercial Segment revenues.)

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods. The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period. There is no assurance our new contract awards will result in future revenues.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com